                                                                     EXHIBIT 2.4

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------

     THIS AGREEMENT made this 3/rd/ day of September, 1998 at Miami, Florida, by and between HAPPY LANDINGS, INC., a Delaware corporation (hereinafter referred to as "HLI") and ISLEUTH. COM, INC., a Florida corporation (hereinafter referred to as "ICI").

     NOW, THEREFORE, in order to consummate the foregoing Plan of reorganization and in consideration of the mutual covenants and conditions contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, hereto agree as follows:

1.   THE EXCHANGE
     ------------

     Upon the terms and subject to all of the conditions in this Agreement and the performance by each of the parties of their respective obligations, HLI agrees to transfer to ICI on the Closing Date (as hereinafter defined), that certain Internet search engines and related technology including "Internet Sleuth" and certain software and intellectual property rights related to such Search engines and related technologies (the "Property"), pursuant to the Option Agreement dated the 3rd day of August, 1998, by and between HAPPY LANDINGS, INC. and MAVERICK COMMUNICATIONS CORP., which Agreement shall be incorporated herein.

     Subject to the terms and conditions of this Agreement, and in full consideration for the conveyance, transfer and delivery of the Property, ICI hereby shall pay the Option Fee, pursuant to the Option Agreement and shall assume the following liabilities: $10,000.00 payment shall be made to Howard Birkett for the "Sleuth Maintenance" program currently being utilized by HLI; Payment for HLI's unpaid legal fees, in an amount to be determined, not to exceed $30,000.00 and Payment to Howard Birkett for services rendered in the development of the NT Platform search technology if ICI, in its sole discretion and option, decides to implement this technology. In addition to the above, ICI shall issue to HLI or its assignee 200,000 shares of Common Stock, with said Common Stock being restricted pursuant to Rule 144.

     ICI will assume and will discharge and be liable for any debts, liabilities, or obligations of HLI occurring on and after September 4, 1998, including, without limitation, any (a) liabilities or obligations of HLI to its creditors or stockholders as such or as creditors; (b) liabilities or obligations of HLI with respect to any transactions occurring before the Closing Date; (c) sales or income tax or other liabilities or obligations of HLI incurred in connection with the sale of its properties, assets or business pursuant to this Agreement, or in connection with its liquidation or dissolution; (d) federal, state and local taxes arising out of HLI's operation of its business; or (e) any contingent liabilities or obligations of HLI. Notwithstanding the above, Sally Elliot shall be indemnified and held harmless by ICI for the litigation with MRI.

2.   DISTRIBUTION AND LIQUIDATION
     ----------------------------

     In accordance with the applicable statues of the States of Florida and Delaware, and after the dissolution of HLI shall have been authorized by the required vote of the shareholders of HLI at a meeting thereof called for that purpose by the Board of Directors of HLI:

     (a) HLI shall distribute the Isleuth Shares and $120,000.00 (less any anticipatory distribution of cash) to its shareholders according to their respective interests;

     (b) The other assets of HLI, or the proceeds of the sale thereof, shall be distributed to the shareholders of HLI according to their respective interests, in one or more distributions in liquidation of HLI, the amounts, times, and manner of each such distribution, and the respective record dates for determining the shareholders entitled to such distributions, to be as the Board of Directors of HLI may provide; and

     (c)  Upon completing the liquidation of HLI, HLI shall be dissolved.

3.   CLOSING AND CERTAIN RELATED MATTERS
     -----------------------------------

     (a) Date and Place:  The Closing shall take place at ICI's attorney's
         --------------
office on or before September 4, 1998 (the "Closing" or "Closing Date") unless extended by mutual agreement of the parties. Notwithstanding the above, the Closing may be made by mail and/or telefax.

     (b) Failure to Timely Close:  In the event that this transaction shall not
         -----------------------
close by the Closing Date, unless an extension is agreed to and by the parties, then all parties shall be relieved of all obligations, commitments, liabilities and responsibilities hereunder and this Agreement shall be deemed null, void and of no force and effect.

     (c) Instruments of Conveyance and Transfer:  At the Closing HLI will
         --------------------------------------
deliver to ICI such documentation, and containing full warranties of title, as shall be effective to vest in ICI good, absolute, and marketable title to HLI's Property being transferred to ICI by HLI, free and clear of all liens, charges and encumbrances, and restrictions whatsoever to the extent that HLI can do so without third party consent, except as provided herein, and where the consent of a third party is required to effect such assignment, the parties shall use their good faith reasonable efforts to secure same; and

     (d) Further Assurances to ICI:  From time to time, after the Closing, at
         -------------------------
the request of ICI, HLI will execute and deliver to ICI such other instruments of conveyance and transfer and take such other action as ICI may reasonably require more effectively to convey, transfer to, and vest in ICI, and to put ICI in possession of, any and all of HLI's Property to be conveyed, transferred, and delivered to ICI hereunder.

4.   REPRESENTATIONS AND WARRANTIES BY HLI
     -------------------------------------

     As material inducement to ICI to execute and perform its obligations under this Agreement, HLI hereby represents and warrants to ICI, as follows:

     (a)  Changes:  Between the date of the execution of this Contract and the
          -------
Closing date, HLI will not:

          (i) Incur any obligations or liabilities, absolute, accrued, contingent, or otherwise, except current liabilities incurred in the ordinary course of business;

          (ii) Mortgage, pledge, subject to lien, charge, or encumbrance, or grant a security interest in, any of the assets, tangible or intangible to be sold to ICI hereunder;

          (iii) Cancel any debt or claim or sell or transfer any of the assets or properties, that are to be sold to ICI hereunder, except in the ordinary course of business;

          (iv) Suffer any damage, destruction, or loss (whether or not covered by insurance) affecting its properties, business, or prospects, or waive any rights of substantial value; and/or

          (v) Enter into any transaction other than in the ordinary course of business.

     (b)  Title to HLI's Property:  At the Closing, HLI to the best of its
          -----------------------
knowledge will have good, absolute, and marketable title to HLI's Property being sold to ICI pursuant to this Agreement subject to no lease, mortgage, pledge, lien, charge, security interest, encumbrance, or restriction whatsoever, except as disclosed pursuant to this Agreement.

     (c)  No Default:  HLI is not in default in any respect under any of the
          ----------
contracts, agreements, leases, documents, or other commitments to which it is a party or otherwise bound.

     (d)  No Brokerage:  HLI and ICI have not employed any broker or finder nor
          ------------
have incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in connection with the transactions contemplated by this Agreement.

     (e)  Litigation: Except as disclosed in this Agreement, there are no
          ----------
actions, suits or proceedings pending or threatened against HLI or affecting any of its properties or rights, at law or in equity, or before any federal, state, municipal or other governmental agency or instrumentality, domestic or foreign, nor is HLI aware of any facts which to its knowledge might result in any such action, suit or proceeding. Moreover, HLI is not in default with respect to any order or decree of any court or of any such governmental agency or instrumentality.

     (f) Compliance with Law and Other Instruments: HLI is not in violation of
         -----------------------------------------
any term or provision of any charter, bylaw, mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulations, and the execution and delivery of and performance and compliance with this Agreement will not result in the violation of or be in conflict with or constitute a default under any such term or provision or result in the creation of any mortgage, lien, encumbrance, or charge upon any of the properties or assets of HLI pursuant to any such term or provision.

     (g) Disclosure:  No representation or warranty by HLI in this Agreement or
         ----------
in any writing attached hereto, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact (of which HLI has knowledge or notice) required to make the statements herein or therein contained not misleading.

     (h) Taxes:  HLI has filed or will file all required Federal and State
         -----
Income Tax Returns and has paid or will pay all taxes as shown on such Returns. The Federal Income Tax Returns of HLI have never been examined or audited by the Internal Revenue Service. Adequate provision has been made for the payment of all accrued and unpaid Federal, State or other taxes of whatever kind, whether or not yet due and payable or whether or not disputed.

     (i) HLI in Good Standing:  HLI is duly organized, existing and in good
         --------------------
standing under the laws of the State of Delaware.

5.   ORGANIZATION OF ICI
     -------------------

     ICI is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to enter into this Agreement, and to carry out and perform the terms and provisions of this Agreement.

6.   CONDITIONS PRECEDENT TO THE CLOSING BY ICI
     ------------------------------------------

     The obligation of ICI to consummate this Agreement is subject to and conditioned upon the satisfaction, at or prior to the Closing, of each and every of the following conditions:

     (a) Compliance with Agreement:  All the terms and conditions of this
         -------------------------
Agreement to be complied with and performed by HLI on or before the Closing Date, including the delivery to ICI of all schedules, documents and instruments required to be delivered to ICI by this Agreement, shall have been complied with and performed.

     (b) Representations and Warranties:  The representations and warranties of
         ------------------------------
HLI in Paragraph (5) hereof shall be deemed to have been made again on the Closing Date and be then true and correct, subject to any changes contemplated by this Agreement. There shall have been no materially adverse change in the financial condition of HLI.

     (c) Transfer/Approval of all Governmental License(s):  HLI shall use its
         ------------------------------------------------
best efforts to effectuate the transfer and/or help ICI obtain all required governmental license(s) required pursuant to this Agreement. In the event ICI shall not receive all required license(s) before the Closing, then all parties shall use their best efforts to have all governmental license(s) be considered effective, as of the date of the Closing.

7.   NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES
     -----------------------------------------------------

     The representations and warranties contained in and made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall be deemed to have been made again at Closing. All representations and warranties contained in this Agreement shall survive the Closing for a period of three (3) years thereafter.

8.   EXPENSES
     --------

     Each of the parties shall bear all of their own expenses incurred in connection with this Agreement and in the consummation of the transactions contemplated hereby and in preparation hereof.

9.   AMENDMENT AND WAIVER
     --------------------

     This Agreement may be amended or modified at any time and in all respects, or any provisions may be waived by an instrument in writing executed by ICI and HLI, or either of them in the case of a waiver.

10.  SEVERABILITY
     ------------

     The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

11.  CHOICE OF LAW
     -------------

     It is the intention of the parties that the laws of the State of Florida shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

12.  SECTIONS AND OTHER HEADINGS
     ---------------------------

     Sections, paragraphs, and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

13.  COUNTERPART EXECUTION
     ---------------------

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

14.  GENDER
     ------

     All personal pronouns used in this Agreement shall include the other genders whether used in the masculine, feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

15.  PARTIES IN INTEREST
     -------------------

     All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, HLI and ICI and their successors and assigns.

16.  INTEGRATED AGREEMENT
     --------------------

     This Agreement and the agreements attached as Exhibits hereto, constitute the entire agreement between the parties hereto, and there are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth herein or for which provisions have been made herein.

     The rights, duties, responsibilities, representations and warranties of the parties hereto and the covenants and agreements herein contained shall survive the Closing and shall continue to bond the parties hereto, and shall continue in full force and effect until each and every obligation of the parties hereto, pursuant to this Agreement any documents or agreements incorporated herein by reference, shall be fully performed.

17.  ASSIGNABILITY OF INTEREST
     -------------------------

     ICI shall not have the right to assign its rights under this Agreement, without the written permission from HLI. HLI shall not have the right to assign its rights under this Agreement, without the written permission from ICI.

18.  ATTORNEY'S FEES AND COSTS
     -------------------------

     In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs from the non-prevailing party.

19.  LITIGATION
     ----------

     In the event of any litigation arising out of or related to this Agreement and the consummation of the transactions contemplated hereby, venue shall be proper only in Dade County, Florida.

     IN WITNESS WHEREOF, the Parties have set their hands and seals on the day and month above-written.

AS TO HLI:                          HAPPY LANDINGS, INC.,
                               a Delaware corporation

                                    By:/s/ SALLY ELLIOT
                                       --------------------------
                                       SALLY ELLIOT, President

AS TO ICI:                          ISLEUTH. COM, INC.,
                                    a Florida corporation

                                    By:/s/ JOHN J. BENNETT
                                       --------------------------
                                       JOHN J. BENNETT, President